EXHIBIT 1


                  The undersigned agree that the Statement on Schedule 13D to which this Agreement is attached is filed on behalf of each one of them.

Dated: May 30, 1999

                                                 /s/ Adam Lieberman
                                                 ------------------
                                                 Adam Lieberman



                                               STERLING FOSTER HOLDING CORP.

                                               By:/s/ Adam Lieberman, President
                                               --------------------------------
                                                  Adam Lieberman, President





                                        6